EXHIBIT 35.1

CERTIFICATION OF SERVICER PURSUANT TO ITEM 1123 OF REGULATION AB

March 30, 2007

CIT Funding Company, LLC
1 CIT Drive
Livingston, NJ 07039

The Bank of New York
101 Barclay Street, Fl. 8W
New York, New York 10286

Re:

Pooling and Servicing Agreement dated as of February 1, 2006 among CIT Equipment Collateral 2006-VT1, as Trust, CIT
Funding Company, LLC, as Depositor, and CIT Financial USA,
Inc., in its individual capacity and as Servicer (the “Agreement”).

          I, Mark A. Carlson, Senior Vice President – Corporate Treasury of CIT Financial USA, Inc. (the “Servicer”), hereby certify that:

          A review of the activities of the Servicer during the period from March 23, 2006 through December 31, 2006 (the “Reporting Period”) and of the performance of the Servicer under the Agreement has been made under my supervision; and

          To the best of my knowledge, based on such review, the Servicer has fulfilled its obligations under the Agreement in all material respects throughout the Reporting Period.

CIT Financial USA, Inc., as Servicer

By:	/s/ Mark A. Carlson
Name: Mark A. Carlson
Title: Senior Vice President – Corporate Treasury